CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 94 to the Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated December 15, 2016, relating to the financial statements and financial highlights appearing in the October 31, 2016 Annual Reports to Shareholders of Vanguard Municipal Money Market Fund (formerly known as Vanguard Tax-Exempt Money Market Fund), Vanguard Short-Term Tax-Exempt Fund, Vanguard Limited-Term Tax-Exempt Fund, Vanguard Intermediate-Term Tax-Exempt Fund, Vanguard Long-Term Tax-Exempt Fund, Vanguard High-Yield Tax-Exempt Fund and Vanguard Tax-Exempt Bond Index (comprising Municipal Bond Funds), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectuses and under the headings “Financial Statements” and “Service Providers—Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP
Philadelphia, PA
February 21, 2017